SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 4, 2007
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2007, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) announced that it and its wholly owned subsidiary, Sand Merger Corp. (“Merger Sub”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pathmark Stores, Inc. (“Pathmark”), dated as of March 4, 2007, pursuant to which the Company, through Merger Sub, would acquire all of the shares of Pathmark for approximately $1.3 billion in cash, stock and debt assumption or retirement.

The merger is not conditioned upon receipt of financing by the Company, however, in connection with entry into the Merger Agreement, the Company has entered into a Commitment Letter dated as of March 4, 2007, pursuant to which Banc of America Securities LLC, Bank of America, N. A. and Banc of America Bridge LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc. and Lehman Commercial Paper Inc. have committed to provide financing to support the acquisition. The commitment provides for up to $1.395 billion of senior secured credit facilities, of which up to $615.0 million will be a five-year ABL facility and up to $780.0 million will be a twelve-month bridge facility. It is presently contemplated that the Company will finance the Merger through a combination of the following: borrowings under a senior secured revolving credit facility; either the issuance and sale by the Company of senior secured notes or borrowings under a senior secured bridge loan; the issuance to Pathmark’s shareholders of the Company’s common equity; and proceeds from the sale of up to 7.1 million shares of Metro, Inc. stock and, if needed, the issuance of Company common and/or preferred stock. Such commitments are subject to various conditions, including consummation of the Merger in accordance with the Merger Agreement and other customary closing conditions.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Attached and incorporated by reference as Exhibit 99.1 is a transcript of a press conference held on March 5, 2007 by the Company with respect to the Merger Agreement. Attached and incorporated by reference as Exhibit 99.2 is a transcript of an investor conference call, and webcast on the Company’s website, conducted by the Company on March 5, 2007 with respect to the acquisition. Attached and incorporated by reference as Exhibit 99.3 is a slide presentation posted to the Company’s website, relating to the investor conference call and webcast. Attached and incorporated by reference as Exhibit 4.1 is a fully executed and complete copy of the Yucaipa Warrant Agreement, as defined in the Form 8-K filed by the Company on March 5, 2007 and which supersedes the copy that was attached as Exhibit 4.1 thereto.

Item 9.01. Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

4.1
Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP.

10.1
Commitment Letter from Banc of America Securities LLC, Bank of America, N.A., Banc of America Bridge LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc. and Lehman Commercial Paper Inc. to The Great Atlantic & Pacific Tea Company, Inc., dated as of March 4, 2007.

99.1	Transcript of March 5, 2007 Press Conference
99.2	Transcript of March 5, 2007 Investor Conference Call and Webcast
99.3	Slide Presentation Relating to March 5, 2007 Investor Conference Call and Webcast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2007

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By: /s/ Allan Richards Name: Allan Richards Title: Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary